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                                                                   EXHIBIT 10.39

                       EXTENSION AND SECURITY AGREEMENT
                       --------------------------------

     This EXTENSION AND SECURITY AGREEMENT (this "Agreement") is entered into as
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of September 1, 1999 by and between SHOWSCAN ENTERTAINMENT INC., a corporation existing under the laws of the State of Delaware (the "Company") and BANCA DEL
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GOTTARDO, a corporation duly organized with limited liability and existing under the laws of Switzerland, both in its individual capacity and in its capacity as representative for the Noteholders (as defined below) ("Banca del Gottardo").
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                                   Recitals
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     A.   The Company and Banca del Gottardo are parties to that certain Note
Purchase, Paying and Conversion Agency Agreement, entered into effective as of August 14, 1995, between the Company and Banca del Gottardo (as amended to date and as further amended by this Agreement, the "Note Purchase Agreement").
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Capitalized terms used herein without definition shall have the meanings provided in the Note Purchase Agreement.

     B. The current outstanding principal amount of the Notes is Five Million, Six Hundred Ninety Thousand Dollars ($5,690,000).

     C. The Noteholders have agreed, pursuant to that terms of this Agreement, to extend the maturity date of the Notes to March 1, 2000.

                                   Agreement
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     NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter contained, the parties hereto agree as follows:

     1. The Company and Banca del Gottardo hereby agree that the date for repayment of the principal amount of the Notes shall be extended from September 1, 1999 to March 1, 2000, with interest to continue to accrue on the Notes at the rate provided in the Notes until March 1, 2000.

     2. Banca del Gottardo hereby confirms its prior agreement with the Company to accept at any time on or prior to the maturity date (which after giving effect to paragraph 1 shall be March 1, 2000) as full satisfaction for the Notes (a) a payment (the amount of such payment, the "Pay-Off Amount") equal
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to the then outstanding principal amount of the Notes times sixty-seven and one-
half percent (67.5%) plus all accrued and unpaid interest, calculated from September 1, 1998 to the date of such payment, on the full outstanding principal amount of the Notes and (b) warrants (such warrants, the "New Warrants") for
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750,000 shares of common stock of the Company, par value $0.001 per share, at a strike price of $0.20 per share which New Warrant shall be issued pro rata to the Noteholders based on the outstanding principal amount of the Notes held by each Noteholder immediately prior to such payment.

     3. The Company and Banca del Gottardo also agrees that (a) to the extent that the Company obtains any third party financing, not less than seventy-five percent (75%) of the proceeds from such financing (up to the then Pay-Off Amount) shall be applied by the Company to prepay the Notes and (b) the price to be paid for any portion of the Notes which is to be
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prepaid pursuant to this paragraph 3 shall be an amount equal to such principal amount times sixty-seven and one-half percent (67.5%) plus all accrued and unpaid interest, calculated as of the date of such prepayment, on such principal amount, with such prepayment to be shared pro rata by all Noteholders. If the Notes are prepaid in full pursuant to this paragraph 3, then the Noteholders shall also be issued the New Warrants in accordance with the provisions of paragraph 2(b).

     4. (a) In order to induce the Noteholders to extend the maturity date for the Notes to March 1, 2000, the Company further agrees that if the Notes are not prepaid in accordance with this Agreement on or prior to March 1, 2000, then as security for the due and punctual payment and performance of all of the covenants and obligations of the Company under the Notes and the Purchase Agreement, the Company hereby assigns and pledges to Banca del Gottardo, for itself and for the ratable benefit of the Noteholders, and hereby grants a security interest in favor of Banca del Gottardo, for itself and for the ratable benefit of the Noteholders, in all of the Company's right, title and interest in and to all of the following, whether now or hereafter existing or in which the Company now has or hereafter acquires an interest and wherever the same may be located (collectively, the "New Collateral"): (i) all films, motion pictures and videos developed
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     (or in development), produced, distributed or obtained for distribution by the Company (directly or indirectly) for release in any medium, whether now known or hereafter devised (the "Films"), including the scenario,
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     screenplay or script upon which they are based, at every stage of development, whether preliminary, in process or in final form and whether or not used in whole or in part in or as the basis of such Films; (ii) all property rights related thereto, whether tangible or intangible or whether now in existence or hereafter made or produced and whether or not in the possession of the Company, including, without limitation, all copyrights, rights under copyrights and copyright applications and all physical properties relating to the Films, including, without limitation, films, prints, negatives, positives and the like; (iii) all collateral, allied, ancillary, subsidiary and merchandising rights therein, and all properties and things of value pertaining thereto and all products and proceeds thereof whether now in existence or hereafter made, acquired or produced; and (iv) all proceeds and products of any and all of the foregoing and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

          (b) The Company and Banca del Gottardo specifically agree that the security interest provided in this paragraph shall become effective as of March 1, 2000 if, and only if, the Notes have not been satisfied in full on or prior to such date. If the security interest provided in this paragraph becomes effective, then the New Collateral shall become a part of the Collateral under that certain Pledge/Security Agreement, made and entered into effective September 1, 1995 (as amended to date, and as further amended by this Agreement, the "Pledge Agreement"), by and among the
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     Company and Banca del Gottardo and all provisions of the Pledge Agreement, including without limitation, all remedies thereunder shall apply to the New Collateral as well as the Collateral.

     5. The Company and Banca del Gottardo also agrees that (a) if the Company receives any amount as the result of a collection by the Company pursuant to the liquidated

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damages provisions contained in Section 3.2 of that certain Theater Rights
Agreement between the Company and United Artists Theater Circuit, Inc., not less than the Pay-Off Percentage (as defined below) of the amount received from such collection (up to the then Pay-Off Amount) shall be applied by the Company to prepay the Notes and (b) the price to be paid for any portion of the Notes which is to be prepaid pursuant to this paragraph 5 shall be an amount equal to such principal amount times sixty-seven and one-half percent (67.5%) plus all accrued and unpaid interest, calculated as of the date of such prepayment, on such principal amount, with such prepayment to be shared pro rata by all Noteholders. If the Notes are prepaid in full pursuant to this paragraph 5, then the Noteholders shall also be issued the New Warrants in accordance with the provisions of paragraph 2(b). For purposes of this paragraph 5, "Pay-Off
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Percentage" means (i) sixty percent (60%) times (ii) a percentage equal to one
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hundred percent (100%) minus the percentage of the current outstanding principal amount of the Notes prepaid pursuant to paragraph 3. By way of example, if forty percent (40%) of the principal amount of the Notes has been prepaid pursuant to paragraph 3, then the Pay-Off Percentage shall be thirty-six percent (36%)
(sixty percent (60%) times sixty percent (60%) (one hundred percent (100%) minus forty percent (40%))).

          6. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7. The terms of this Agreement shall be governed by Swiss law, except that the terms of paragraph 4 of this Agreement shall be governed by the laws of the State of California.

          8. Except as specifically modified hereby, the provisions of the Note Purchase Agreement and the Pledge Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties have executed this Extension and Security
Agreement as of the day and year first written above.

                              SHOWSCAN ENTERTAINMENT INC.

                              By:    /s/ Dennis Pope
                                 -------------------------------
                                  Name:  Dennis Pope
                                  Title: President & CEO

                              BANCA DEL GOTTARDO, in its individual capacity and as representative of the Noteholders

                              By:    /s/ Fabio Testori
                                 -------------------------------
                                  Name:  FABIO TESTORI
                                  Title: Member of the Executive Board

                              By:    /s/ Hans Gugolz
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                                  Name:  HANS GUGOLZ
                                  Title: Member of Management

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